As filed with the Securities and Exchange Commission on November 8, 2006

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-l

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONEBEACON INSURANCE GROUP, LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	6331	98-0503315
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

OneBeacon Insurance Group, Ltd.
One Beacon Street
Boston, Massachusetts 02108-3100
Telephone: (617) 725-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Thomas L. Forsyth, Esq.
OneBeacon Insurance Group LLC
One Beacon Street
Boston, Massachusetts 02108-3100
Telephone: (617) 725-6000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

William J. Whelan III, Esq.	Susan J. Sutherland, Esq.
Cravath, Swaine & Moore LLP	Stacy J. Kanter, Esq.
825 Eighth Avenue	Skadden, Arps, Slate, Meagher & Flom LLP
New York, New York 10019	Four Times Square
(212)474-1000	New York, New York 10036
Fax: (212) 474-3700	(212) 735-3000
Fax: (212) 735-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒  File No. 333-136287

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each	Proposed Maximum	Amount of
Class of Securities To be	Aggregate Offering	Registration
Registered	Price(1)(2)	Fee(3)

Class A Common Shares, $0.01 par
value per share	$119,600,000	$12,797.20

(1)                  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price includes amounts attributable to shares that the underwriters have the option to purchase, if any.

(2)                  In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-l (File No. 333-136287), as amended, is hereby registered.

(3)                  The registrant previously registered an aggregate of $598,000,000 in Class A common shares on the Registration Statement on Form S-l (File No. 333-136287), for which a filing fee of $63,986 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional Class A common shares, par value $0.01 per share, of OneBeacon Insurance Group, Ltd., an exempted limited liability company organized under the laws of Bermuda, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-136287) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

All exhibits filed with or incorporated by reference in Registration Statement No. 333-136287 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description
5.1	Opinion of Conyers Dill & Pearman re legality of the Class A common shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in Dallas, Texas, on November 8, 2006.

OneBeacon Insurance Group, Ltd.

By:	*
T. Michael Miller
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul H. McDonough, his or her true and lawful attorney-in-fact and agent with fiill power of substitution and resubstitution, for him or her and in his or her name, place and stead, any and all capacities, to sign any and all amendments, including post-effective amendments, of and supplements to this registration statement, or any related registration statement filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President and Chief Executive	November 8, 2006
T. Michael Miller	Officer (Principal Executive Officer)
and Director

/s/ PAUL H. MCDONOUGH	Chief Financial Officer,	November 8, 2006
Paul H. McDonough	(Principal Financial Officer)

*	Chief Accounting Officer	November 8, 2006
Ann Marie Andrews	(Principal Accounting Officer)

	*	Director, Chairman of the Board	November 8, 2006
Lowndes A. Smith

	*	Director	November 8, 2006
Reid T. Campbell

	*	Director	November 8, 2006
Morgan W. Davis

	*	Director	November 8, 2006
Steven E. Pass

	*	Director	November 8, 2006
David T. Foy

	*	Director	November 8, 2006
Richard Howard

	*	Director	November 8, 2006
Robert R. Lusardi

	*	Director	November 8, 2006
Allan L. Waters

	*	Authorized Representative in the	November 8, 2006
	Paul H. McDonough	United States

*By:	/s/ PAUL H. MCDONOUGH	Attorney-in-fact	November 8, 2006
Paul H. McDonough

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Conyers Dill & Pearman re legality of the Class A common shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).